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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 19, 2000 relating to the financial statements and financial statement schedules, which appear in Lattice Semiconductor Corporation's Annual Report on Form 10-K for the fiscal period ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Portland, Oregon
July 10, 2000